EXHIBIT 99.1

                                  PRESS RELEASE

February 8, 2001 Effective February 6, 2001, Constellation 3D, Inc., a Florida corporation ("C3D"), merged into Constellation 3D, Inc., a Delaware corporation ("Constellation").

As a result of the merger, Constellation, the surviving corporation of the merger, succeeded to all of the rights and liabilities of C3D. Constellation retained all C3D's characteristics, including: (1) the same business operations,
(2) the same assets and liabilities, (3) the same directors, officers and employees, and (4) the same number of shares outstanding.

For additional information, please contact Michael Goldberg, Director of Legal Affairs, Chief Operating Officer and Secretary of Constellation, at (954) 568-3007.